UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2023

VIATRIS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39695	83-4364296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Mylan Boulevard, Canonsburg, Pennsylvania, 15317

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (724) 514-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VTRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 1,2023, Viatris Inc., a Delaware corporation (“Viatris” or the “Company”) entered into an agreement with Cooper Consumer Health SAS, a French corporation (“Buyer Parent”) pursuant to which Buyer Parent made a binding offer (“the Offer”), by irrevocably granting Viatris an option (the “Option”), to require the Buyer Parent and certain of its affiliates (collectively, the “Buyer Parties”) to purchase and assume, as applicable, substantially all of Viatris’ over-the-counter products business (the “Business”) and related assets and liabilities, on the terms and subject to the conditions of a negotiated form of Transaction Agreement described below (such form, the “Transaction Agreement” and such potential transaction, the “Transaction”). Applicable consultation procedures with employee representatives will promptly begin where required by applicable local laws, including in France, Italy and the Netherlands (the “Consultation Processes”).

Subject to the terms and conditions set forth in the Offer, the Option will expire on the earlier of (a) 11:59 p.m. (Paris time) on the fifth business day after the date on which the required Consultation Processes have been completed and (b) 11:59 p.m. (Paris time) on February 2, 2024. Viatris may, in its sole discretion, exercise the Option at any time after the completion of the Consultation Processes and prior to the expiration thereof, upon which the Buyer Parties will be required to execute and deliver the Transaction Agreement. The following summary of the terms of the Transaction Agreement and the Transaction will apply if the Option is exercised.

Consideration. The consideration to be paid to Viatris in the Transaction would be up to €1,950.0 million in cash on a cash-free, debt-free basis, consisting of (a) €1,850.0 million in cash consideration at closing, subject to certain adjustments as set forth in the Transaction Agreement, including for net indebtedness and net working capital, and (b) up to €100.0 million in contingent additional cash consideration, which would be payable by the Buyer Parties to Viatris following closing if the shareholders of the group of entities affiliated with the Buyer Parties realize a cash-on-cash multiple on invested capital of 2.5x on such shareholders’ aggregate investment in such group upon a change of control of such group or an initial public offering of the parent company of such group (any such amounts, “Contingent Amounts”). In addition, at closing, the Buyer Parties would pay €25.0 million in cash consideration to Viatris as a partial advance payment in respect of the transition services fees and costs of at least €50.0 million payable under the TSA (as defined herein).

The consideration would be financed with a combination of committed equity financing, which has provided by Buyer Parent’s existing shareholders, and committed debt financing, which has been provided to Buyer Parent by third party lenders. The closing of the Transaction would not be subject to a financing condition.

Structure. At the closing of the Transaction, (a) the Buyer Parties would acquire all of the outstanding equity interests in certain wholly owned subsidiaries of Viatris, which would (following an internal business reorganization to be effected prior to the closing) own a portion of the Business, and (b) certain affiliates of Buyer Parent would acquire the remainder of Viatris’ assets and liabilities related to the Business from certain wholly owned subsidiaries of Viatris. Certain assets and liabilities that are to be used by Viatris in providing relevant transition services to Buyer Parent pursuant to the TSA would not transfer to Buyer Parent until after the expiration or termination of such transition services.

Closing Conditions. Consummation of the Transaction would be subject to various closing conditions, including, among others, (a) the receipt of certain regulatory consents and approvals, including from the European Commission (with respect to European antitrust laws and the European Union Foreign Subsidiaries Regulation), the Commission for Protection of Competition of the Republic of Serbia, the French Ministry of Economy and the Presidency of the Italian Council of Ministries, (b) the receipt of consents under, or renewals or extensions of, certain specified material supply, license and service contracts relating to the Business, subject to the terms and conditions set forth in the Transaction Agreement, including with respect to limitations on the aggregate economic impact of such consents, renewals or extensions, and (c) other customary closing conditions.

Representations, Warranties and Covenants. The Seller Parties and Buyer Parties would make certain customary representations, warranties and covenants in the Transaction Agreement, including, among other things, non-compete obligations of Viatris for a period of time following the closing. In addition, Viatris agrees not to take certain actions prior to the closing of the Transaction without the prior approval of Buyer Parent. Subject to certain limitations as set forth in the Transaction Agreement, the parties will indemnify each other for certain liabilities and for certain losses arising out of breaches of certain representations, warranties, covenants and agreements. Representations, warranties and pre-closing covenants of each party will survive the closing of the Transaction for a period of at least 12 months, and covenants to be performed following the closing or that by their terms survive the closing will survive until performed in full or for such period as may be set forth therein.

The Transaction Agreement contains an obligation for the parties to use reasonable endeavors to effect a divestiture of the portion of the Business operated in select geographies, including obligations with respect to the conduct of the process for such divestiture, and provisions for the allocation of the sale proceeds of any such divestiture between the Seller Parties and the Buyer Parties. In addition, the Transaction Agreement provides that €120.0 million of the cash consideration that would otherwise be payable at closing would be retained by the Buyer Parties in anticipation of a future sale of such portion of the Business, and contains provisions for the allocation of the divestiture proceeds for any such divestiture if and when executed.

Termination. The Transaction Agreement contains specified termination rights for Viatris and Buyer Parent, including in the event that the Transaction has not been consummated on or prior to August 1, 2024, subject to an extension to no later than October 1, 2024 if certain conditions relating to regulatory approvals have not been satisfied or waived on such date.

Other Agreements. In addition, at the closing of the Transaction, Viatris and Buyer Parent or their respective affiliates would also enter into other definitive agreements, including, among others, (a) a Transition Services Agreement (the “TSA”), (b) a reverse Transition Services Agreement, (c) a Manufacturing and Supply Agreement, (d) a reverse Manufacturing and Supply Agreement, (e) a Distribution and Supply Agreement and (f) a Contingent Additional Amount Agreement, which would govern payment of any Contingent Amounts following closing.

The above descriptions of the Offer and the Transaction Agreement have been included to provide investors and security holders with information regarding the terms of such agreements. It does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer (including the form of the Transaction Agreement), which will be filed as an exhibit to Viatris’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. All summaries and descriptions of the Offer and the Transaction Agreement set forth above are qualified in their entirety by the actual documents. It is not intended to provide any other factual information about Viatris and Buyer Parent and their respective subsidiaries and affiliates, or any of their respective businesses. The Offer and the Transaction Agreement contain representations and warranties that are solely for the benefit of parties thereto. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure letters that the parties have exchanged in connection with signing Offer as of a specific date. The disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Offer and the Transaction Agreement. Therefore, investors and security holders should not treat the representations and warranties as categorical statements of fact. Moreover, these representations and warranties may apply standards of materiality in a way that is different from what may be material to investors. They were, or will be, made only as of the date of each of the Offer and the date that the Transaction Agreement (if executed) is executed or such other date or dates as may be specified in the Offer and the Transaction Agreement and they are subject to more recent developments. Accordingly, investors and security holders should read the representations and warranties in the Offer and the Transaction Agreement not in isolation but only in conjunction with the other information about Viatris and its respective subsidiaries that the respective companies include in reports and statements Viatris files with the Securities and Exchange Commission (“SEC”).

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements”. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, Viatris’ exercise of the Option, entry into the Transaction Agreement and completion of its obligations thereunder. Forward-looking statements may often be identified by the use of words such as “will”, “may”, “could”, “should”, “would”, “project”, “believe”, “anticipate”, “expect”, “plan”,

“estimate”, “forecast”, “potential”, “pipeline”, “intend”, “continue”, “target”, “seek” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the Transaction not being completed on the expected timelines or at all; the risk that the conditions set forth in the agreements with respect to the Transaction will not be satisfied or waived; failure to realize the total transaction value for the Transaction and/or the expected proceeds for the Transaction, including as a result of any purchase price adjustment or a failure to achieve any conditions to the payment of any contingent consideration; the possibility that the Company may be unable to realize the intended benefits of, or achieve the intended goals or outlooks with respect to, the Transaction, within the expected timeframe or at all; the risk that the Company may elect not to exercise the Option; goodwill or other impairment charges or other losses related to the divestiture or sale of businesses or assets (including the Transaction). For more detailed information on the risks and uncertainties associated with Viatris, see the risks described in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as amended, and our other filings with the SEC. You can access Viatris’ filings with the SEC through the SEC website at www.sec.gov or through our website, and Viatris strongly encourages you to do so. Viatris routinely posts information that may be important to investors on our website at investor.viatris.com, and we use this website address as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC’s Regulation Fair Disclosure (Reg FD). The contents of our website are not incorporated into this Current Report on Form 8-K or our filings with the SEC. Viatris undertakes no obligation to update any statements herein for revisions or changes after the date of this Current Report on Form 8-K other than as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viatris Inc.

By:	/s/ Sanjeev Narula
Sanjeev Narula
Chief Financial Officer

Date: October 2, 2023